SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________
FORM 8-K
______________

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 22, 2025

Charter Communications, Inc.
CCO Holdings, LLC
CCO Holdings Capital Corp.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation or organization)

001-33664	84-1496755
001-37789	86-1067239
333-112593-01	20-0257904
(Commission File Number)	(I.R.S. Employer Identification Number)

400 Washington Blvd.
Stamford, Connecticut 06902
(Address of principal executive offices including zip code)

(203) 905-7801
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $.001 Par Value	CHTR	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On April 22, 2025, Charter Communications, Inc. (the “Company”) held its 2025 Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, as further described in Item 5.07 below, the Company’s stockholders approved the Charter Communications, Inc. 2025 Employee Stock Purchase Plan (the “ESPP”). The ESPP was approved by the Company’s board of directors on January 28, 2025, subject to stockholder approval, and became effective on April 22, 2025. The purpose of the ESPP is to provide eligible employees with the opportunity to purchase shares of the Company’s Class A common stock, $0.001 par value per share (the “Class A common stock”), through accumulated payroll deductions. A total of 1,500,000 shares of the Company’s Class A common stock are available for issuance under the ESPP.

The terms and conditions of the ESPP are further described in the Company’s definitive proxy statement on Schedule 14A filed with the United States Securities and Exchange Commission on March 13, 2025 under the heading “Proposal No. 2: Approval of the Charter Communications, Inc. 2025 Employee Stock Purchase Plan.” The foregoing description is a summary of the ESPP and is qualified in its entirety by reference to the full text of the ESPP, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

ITEM 5.07. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

Of the total 158,485,583 shares of the Company’s common stock outstanding and eligible to vote at the Annual Meeting, including Charter Communications Holdings, LLC common units on an as-exchanged basis, 136,567,156 shares of Class A common stock, representing the same number of votes, and 1 share of Class B common stock, representing 16,471,401 votes, were represented in person or by proxy at the meeting. The votes cast for all matters are set forth below:

1.Election of Directors.

Nominees	For	Against	Abstain	Broker Non-Votes

Eric L. Zinterhofer	141,521,969	8,087,082	76,910	3,352,596
W. Lance Conn	147,033,578	2,575,111	77,272	3,352,596
Kim C. Goodman	149,272,615	338,203	75,143	3,352,596
John D. Markley, Jr.	140,704,917	8,905,088	75,956	3,352,596
David C. Merritt	146,953,842	2,656,984	75,135	3,352,596
Steven A. Miron	148,109,822	1,500,374	75,765	3,352,596
Balan Nair	136,352,139	13,255,942	77,880	3,352,596
Michael A. Newhouse	147,598,187	2,012,002	75,772	3,352,596
Martin E. Patterson	148,026,164	1,581,148	78,649	3,352,596
Mauricio Ramos	147,436,885	2,129,616	119,460	3,352,596
Carolyn J. Slaski	149,328,078	282,339	75,544	3,352,596
J. David Wargo	147,026,107	2,583,937	75,917	3,352,596
Christopher L. Winfrey	148,982,003	627,018	76,940	3,352,596

2.Approval of the Charter Communications, Inc. 2025 Employee Stock Purchase Plan.

For	Against	Abstain	Broker Non-Votes
149,371,806	250,261	63,894	3,352,596

3.Vote to ratify the appointment of KPMG LLP as the Company’s independent public accounting firm.

For	Against	Abstain	Broker Non-Votes
150,162,031	2,806,622	69,904	—

4.Vote on the stockholder proposal regarding political expenditures report.

For	Against	Abstain	Broker Non-Votes
27,992,156	121,464,043	229,762	3,352,596

No other matters were considered and voted on by the stockholders at the Annual Meeting.

As a result of the votes cast as reported above, the stockholders elected each nominee as a director of the Company, approved the Charter Communications, Inc. 2025 Employee Stock Purchase Plan, ratified the appointment of KPMG LLP as independent public accounting firm for the Company for the year ending December 31, 2025, and did not approve the stockholder proposal regarding political expenditures report.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit	Description

10.1*	Charter Communications, Inc. 2025 Employee Stock Purchase Plan
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL
* Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, each of Charter Communications, Inc., CCO Holdings, LLC and CCO Holdings Capital Corp. has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

CHARTER COMMUNICATIONS, INC.
Registrant

	By:	/s/ Kevin D. Howard
Kevin D. Howard
Date: April 25, 2025		Executive Vice President, Chief Accounting Officer and Controller

CCO Holdings, LLC
Registrant

	By:	/s/ Kevin D. Howard
Kevin D. Howard
Date: April 25, 2025		Executive Vice President, Chief Accounting Officer and Controller

CCO Holdings Capital Corp.
Registrant

	By:	/s/ Kevin D. Howard
Kevin D. Howard
Date: April 25, 2025		Executive Vice President, Chief Accounting Officer and Controller